SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------


                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934




          Date of Report (Date of earliest event reported) May 7, 1999




                              QUALITY STORES, INC.
               (Exact name of registrant as specified in charter)



        Delaware                       0-24902              42-1425562
        (State or other            (Commission file         (IRS employer
        jurisdiction of                number)              identification no.)
        incorporation)



455 E. Ellis Road, Muskegon, MI                       49441
(Address of principal executive offices)           (Zip code)



Registrant's telephone number, including area code: (616) 798-8787




                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of the Business Acquired.

QUALITY STORES, INC.                                                                           Page

     Consolidated Balance Sheets - January 30, 1999 and January 31, 1998                       F-1
     Consolidated Statements of Income - Years ended January 30, 1999 and January 31, 1998     F-2
     Consolidated Statements of Stockholders' Equity - Years ended January 30, 1999
        and January 31, 1998                                                                   F-3
     Consolidated Statements of Cash Flows - Years ended January 30, 1999
        and January 31, 1998                                                                   F-4
     Notes to Consolidated Financial Statements                                                F-5
     Independent Auditors' Report                                                              F-12

     Consolidated Balance Sheets - January 31, 1998 and February 1, 1997                       F-13
     Consolidated Statements of Income - Years ended January 31, 1998 and February 1, 1997     F-14
     Consolidated Statements of Stockholders' Equity - Years ended January 31, 1998
        and February 1, 1997                                                                   F-15
     Consolidated Statements of Cash Flows - Years ended January 31, 1998
        and February 1, 1997                                                                   F-16
     Notes to Consolidated Financial Statements                                                F-17
     Independent Auditors' Report                                                              F-24
     Independent Auditors' Report                                                              F-25


(b)  Pro Forma Financial Information

CENTRAL TRACTOR FARM & COUNTRY, INC.

     Unaudited Pro Forma Condensed Consolidated Balance Sheet - May 1, 1999                    F-27
     Notes to Pro Forma Condensed Consolidated Balance Sheet                                   F-28
     Pro Forma Condensed Consolidated Statement of Income (Unaudited) -
        Year ended October 31, 1998                                                            F-30
     Notes to Pro Forma Condensed Consolidated Statement of Income                             F-31
     Pro Forma Condensed Consolidated Statement of Income (Unaudited) -
        Six Months ended May 1, 1999                                                           F-32
     Notes to Pro Forma Condensed Consolidated Statement of Income                             F-33

(c) Exhibits.

     The following documents are filed as exhibits to this report:

     Exhibit No.  Description

         2.1 Agreement and Plan of Reorganization, dated as of March 27, 1999, among CT Holding, Inc., Central Tractor Farm & Country, Inc. and Quality Stores, Inc.*

         99.1 Second Amended and Restated Credit Agreement, dated as of May 7, 1999.*

---------
*  Previously filed.

                                     CONSOLIDATED BALANCE SHEETS
                      Quality Stores, Inc., and Subsidiaries. Amounts in thousands.

ASSETS
----------------------------------------------------------------
                                                                    January 30,       January 31,
                                                                       1999              1998
                                                                   ------------       -----------
Current Assets
Cash ...........................................................   $    948           $    791
Accounts receivable (net of reserves of $424 in 1998 and $400 in
     1997) .....................................................      3,326              3,085
Inventories ....................................................     85,294             81,284
Prepaid expenses ...............................................      1,874              1,636
Deferred income taxes ..........................................        475                180
                                                                   --------           --------
TOTAL CURRENT ASSETS ...........................................     91,917             86,976

Property and Equipment
Land ...........................................................      2,421              2,444
Buildings and improvements .....................................     45,999             43,747
Furniture, fixtures and equipment ..............................     59,452             53,535
                                                                   --------           --------
                                                                    107,872             99,726
Less accumulated depreciation ..................................     55,850             48,226
                                                                   --------           --------
NET PROPERTY AND EQUIPMENT .....................................     52,022             51,500

Other Assets
Notes receivable ...............................................        424                501
Unamortized financing costs ....................................        202                246
                                                                   --------           --------
TOTAL OTHER ASSETS .............................................        626                747
                                                                   --------           --------
                                                                   $144,565           $139,223
                                                                   ========           ========
LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------------------------
                                                                    January 30,       January 31,
                                                                       1999              1998
                                                                   ------------       -----------
Current Liabilities
Notes payable to banks .........................................   $  3,667           $  7,440
Accounts payable ...............................................     45,593             32,074
Dividends payable ..............................................        606                567
Accrued expenses ...............................................     17,252             12,288
Current maturities of long-term debt ...........................      5,000              5,380
                                                                   --------           --------
TOTAL CURRENT LIABILITIES ......................................     72,118             57,749

LONG-TERM DEBT, less current maturities ........................     28,867             43,857

Deferred Credits
Deferred income taxes ..........................................        525              1,130
Deferred other .................................................        117                267
                                                                   --------           --------
TOTAL DEFERRED CREDITS .........................................        642              1,397

Stockholders' Equity ...........................................     42,938             36,220
                                                                   --------           --------
                                                                   $144,565           $139,223
                                                                   ========           ========

See accompanying notes to consolidated financial statements.

                        CONSOLIDATED STATEMENTS OF INCOME
Quality Stores, Inc., and Subsidiaries. Amounts in thousands, except share data.


                                                    Year ended
                                           -----------------------------
                                           January 30,       January 31,
                                              1999              1998
                                           -----------      ------------

Net Sales ..............................   $ 525,284         $ 470,942

Cost of Goods Sold .....................     373,662           335,493
                                           ---------         ---------
     Gross profit ......................     151,622           135,449

Operating Expenses .....................     131,645           122,686
                                           ---------         ---------
     Operating income ..................      19,977            12,763

Other Expense (Income)
     Interest, net .....................       4,504             4,547
     Other .............................          20              (616)
                                           ---------         ---------
                                               4,524             3,931
                                           ---------         ---------

Income Before Taxes on Income ..........      15,453             8,832

Taxes on Income ........................       5,960             3,450
                                           ---------         ---------

Net Income .............................   $   9,493         $   5,382
                                           =========         =========

Income Per Share of Common Stock-Basic .   $    3.79         $    2.00
                                           =========         =========

Income Per Share of Common Stock-Diluted   $    3.61         $    1.90
                                           =========         =========

See accompanying notes to consolidated financial statements.


                             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
            Quality Stores, Inc., and Subsidiaries. Amounts in thousands, except share data.

                                 6%
                             Cumulative    Voting     Non-Voting    Additional
                              preferred    common       common     contributed     Retained
                               stock       stock        stock        capital       earnings     Total
                             ----------  ---------    ----------   -----------    ---------   --------
BALANCE,
February 1, 1997             $  9,638    $    311      $  2,104    $   --         $ 21,650    $ 33,703

Net income for the year          --          --            --          --            5,382       5,382

Redemption of common and
preferred stock
  52,056 non-voting shares       (804)       --             (44)       (259)        (1,458)     (2,565)

Sale of common stock
  8,224 non-voting shares        --          --               8         259           --           267

Exchange of stock                 622        --             (16)       --             (606)       --

Preferred stock dividends
  $6.00 per share                --          --            --          --             (567)       (567)
                             --------    --------      --------    --------       --------    --------

BALANCE,
January 31, 1998             $  9,456    $    311      $  2,052    $   --         $ 24,401    $ 36,220

Net income for the year          --          --            --          --            9,493       9,493

Redemption of common and
preferred stock
  66,988 non-voting shares     (1,396)       --             (53)     (1,145)          (764)     (3,358)

Sale of common stock
  44,490 non-voting shares       --          --              44       1,145           --         1,189

Exchange of stock               2,042        --             (55)       --           (1,987)       --

Preferred stock dividends
  $6.00 per share                --          --            --          --             (606)       (606)
                             --------    --------      --------    --------       --------    --------

BALANCE,
January 30, 1999             $ 10,102    $    311      $  1,988    $   --         $ 30,537    $ 42,938
                             ========    ========      ========    ========       ========    ========

See accompanying notes to consolidated financial statements.

                             CONSOLIDATED STATEMENTS OF CASH FLOWS
                 Quality Stores, Inc., and Subsidiaries. Amounts in thousands.

                                                                      Year ended
                                                           --------------------------------
                                                            January 30,         January 31,
                                                               1999                1998
                                                           ------------        ------------
Cash Flows from Operating Activities
Net income ..............................................   $  9,493           $  5,382
Adjustments to reconcile net income to net
 cash provided by operating activities
  Depreciation and amortization .........................      8,828              8,560
  Loss (Gain) on disposal of property and equipment .....         20               (616)
  Provision for bad debts ...............................        295                 79
  Change in deferred other ..............................       (147)              (442)
  Deferred income taxes .................................       (900)              (315)
  Changes in operating assets and liabilities
   Accounts receivable ..................................       (536)              (152)
   Inventories ..........................................     (4,010)            (5,853)
   Prepaid expenses .....................................       (238)                 9
   Accounts payable .....................................     13,519             (7,218)
   Accrued expenses .....................................      4,964              1,222
                                                            --------           --------

   Net cash provided by operating activities ............     31,288                656

Cash Flows from Investing Activities
 Additions to property and equipment ....................     (9,591)            (7,283)
 Proceeds from disposal of property and equipment .......        263              1,291
 (Increase) decrease in notes receivable and other assets         77               (250)
                                                            --------           --------
   Net cash used in investing activities ................     (9,251)            (6,242)

Cash Flows from Financing Activities
 Change in notes payable to banks .......................     (3,773)             5,620
 Long-term debt financing ...............................     28,000              9,500
 Financing costs ........................................         (1)               (68)
 Reduction of long-term debt ............................    (43,370)            (6,579)
 Issuance of common stock ...............................      1,189                267
 Redemption of common and preferred stock ...............     (3,358)            (2,565)
 Dividends on preferred stock ...........................       (567)              (578)
                                                            --------           --------

   Net cash provided by (used in) financing activities ..    (21,880)             5,597
                                                            --------           --------

Net Increase In Cash ....................................        157                 11

Cash, at beginning of year ..............................        791                780
                                                            --------           --------

Cash, at end of year ....................................   $    948           $    791
                                                            ========           ========

See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     Quality Stores, Inc., and Subsidiaries

Note 1
SUMMARY OF ACCOUNTING POLICIES

Quality Stores Inc., (the "Company") operates a chain of specialty retail stores in the Midwest under the names Quality Farm & Fleet and County Post.

Fiscal Year
The Company's fiscal year ends on the Saturday closest to January 31. Fiscal year 1998 ended January 30, 1999 and fiscal year 1997 ended January 31, 1998. Fiscal 1998 and 1997 were comprised of 52 weeks.

Principles of Consolidation
The consolidated  financial  statements  include the accounts of the Company and
its  wholly-owned  subsidiaries.   All  significant  intercompany  accounts  and
transactions have been eliminated.

Inventories
Inventories are stated at the lower of cost or market,  on a last-in,  first-out
(LIFO) basis.

Property, Equipment, and Depreciation
Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets, principally by the straight-line method for financial reporting purposes and by accelerated methods for tax purposes.

Taxes on Income
Deferred income taxes are recorded for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities, and result principally from book and tax basis of property and equipment, accrued liabilities, and differences in inventory valuation.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Amortization of Unamortized Financing Costs
Financing costs are being amortized on a straight line basis over the life of the debt instrument.

Store Pre-Opening Costs
Non-capital expenditures associated with opening new retail stores are charged to operations as incurred.

Note 2
NOTES PAYABLE TO BANKS

Notes payable to banks are current amounts borrowed under line of credit arrangements totaling $35,000,000, as fully described in Note 3. The effective interest rate, at the banks' prime rate, was 7.75% at January 30, 1999.

Note 3
LONG TERM DEBT

Long-term debt consists of the following (in thousands):

                                       January 30,        January 31,
                                          1999               1998
                                      ------------        -----------
Senior notes                            $25,800             $30,000
7.60% mortgage note to bank                 851                 912
Bank term notes                           7,050               8,045
Revolving bank loans                       --                10,000
Other notes payable                         166                 280
                                        -------             -------
                                         33,867              49,237
Less current maturities                   5,000               5,380
                                        -------             -------
                                        $28,867             $43,857
                                        =======             =======

The Senior notes are unsecured notes to insurance companies due in annual installments of $4,200,000 beginning in January 1999, with a final payment of $4,800,000 in 2005. Interest at 8.80% is payable semi-annually.

The mortgage note to bank is payable in monthly installments of $10,750, including interest, over the term of the note and matures in 2003.

Bank term notes consist of two obligations. One is payable in quarterly installments of $114,500 through 2004, plus interest at 8.15%. The second is payable in monthly installments of $35,435, including interest of 7.2%, through 2002.

The mortgage and bank term notes are collateralized by certain of the Company's land, buildings and equipment. Also, certain obligations are subject to terms of loan agreements, covenants of which provide for maintenance of certain financial ratios. As of January 30, 1999, the Company was in full compliance with all covenants.

The Company has available lines of credit in three agreements. One agreement provides for borrowing up to $15,000,000 through May 31, 2001. One agreement provides for borrowing up to $10,000,000 through January 17, 2000. The other agreement provides for borrowing up to $10,000,000 through June 1, 2001. Interest on all three agreements is payable at the bank's prime rate or LIBOR options. The effective rate for these agreements was 7.75% at January 30, 1999. Of the total $35,000,000 available, $31,333,000 was unused at January 30, 1999.

The other notes payable are due in varying installments through 2000.

The carrying amount of long-term debt approximates fair value.

Annual  maturities  of long-term  debt for the years ending in 2000 through 2004
are  expected  to  be  $5,000,000,   $4,870,000,   $4,860,000,   $8,830,000  and
$5,200,000, respectively.

The Company has guaranteed $1,300,000 of a bank note related to an investment in which the Company has a minority position.

Note 4
LEASE OBLIGATIONS

The Company leases certain of its business facilities under operating leases. At January 30, 1999, the Company has minimum lease commitments outstanding as follows (in thousands):

Fiscal year ending
2000                                      $   8,637
2001                                          7,139
2002                                          5,627
2003                                          4,134
2004                                          3,417
2005 and thereafter                           9,363
                                          ---------

Total minimum lease payments               $ 38,317
                                          =========

Rental expense on operating leases amounted to $10,259,000 and $9,604,000 for the years ended January 30, 1999 and January 31, 1998, respectively.

A significant portion of the operating leases have renewal options.

Note 5
STOCKHOLDERS' EQUITY

Stockholders' equity consists of the following (in thousands):

                                           January 30,          January 31,
                                              1999                  1998
                                           -----------          -----------
   Contributed capital
     6% cumulative preferred stock,
        $100 par - shares authorized
        117,961; issued 101,024 and
        94,566                               $ 10,102             $  9,456

      Voting common stock $1 par -
        shares authorized 775,000;
        issued 310,897                            311                  311

      Non-voting common stock $1 par -
        shares authorized 3,000,000;
        issued 1,988,502 and 2,052,219          1,988                2,052
                                             --------             --------
                                               12,401               11,819

      Retained earnings                        30,537               24,401
                                             --------             --------
                                             $ 42,938             $ 36,220
                                             ========             ========

Note 6
STOCK OPTION PLAN

The Company has an Executive Incentive Stock Option Plan and a Non-Qualified Stock Option Plan. The Executive Incentive Stock Option Plan provides that options may be granted to designated key management team members. The Non-Qualified Stock Option Plan provides that options may be granted to non-employee Directors. These plans allow the participants to purchase shares of the Company's non-voting common stock at a price equal to the fair market value

Note 6
STOCK OPTION PLAN continued . . .

of such stock on the date of the grant of the option. The options are exercisable two years after the date of the option and expire from five to ten years from the option date. A summary of changes in stock options follows (in thousands of shares):

                           Number of        Option Price        Weighted Average
                            Shares           Per Share          Exercise Price
                           ---------     -----------------      ----------------
Outstanding at
  February 1, 1997           263          $16.00 - $47.85           $    19.03
  Granted                     22           40.00 -  44.00                40.18
  Exercised                   (3)          16.00 -  31.00                22.23
  Expired                     --
  Cancelled                   (4)          16.00 -  43.50                35.20
                           ------

Outstanding at
  January 31, 1998           278           16.00 -  47.85                20.50
  Granted                     23           37.00 -  40.70                37.17
  Exercised                  (23)          16.00 -  31.00                16.76
  Expired                     --
  Cancelled                   (4)          31.00 -  43.50                40.41
                           ------

Outstanding at
  January 30, 1999           274           16.00 -  47.85                21.92
                           ======

Exercisable at
  January 30, 1999           231          $16.00 - $47.85            $   18.87
                           ======

As of January 30, 1999, stock options outstanding had a weighted average remaining contractual life of 3.6 years.

Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", which became effective January 1, 1996, establishes a fair value method of accounting for stock options. However, SFAS No. 123 allows companies to continue to account for stock options granted to employees under the intrinsic value method in accordance with APB Opinion 25, provided pro forma net income and earning per share disclosures are made as if the provisions of SFAS No. 123 were adopted. The Company has elected to continue to account for its stock options granted to employees in accordance with APB Opinion 25 and therefore, has not recorded compensation expense upon granting of stock options. The effect of applying SFAS No. 123's fair value method to the Company's stock options granted to employees results in net income and earnings per share that are not materially different from the amounts reported for both 1998 and 1997.

Note 7
TAXES ON INCOME

Provisions for federal and state income taxes in the consolidated statements of income consist of the following components (in thousands):

                                             Year ended
                                 ---------------------------------
                                   January 30,         January 31,
                                       1999               1998
                                 --------------      -------------
        Current
          Federal                   $ 6,150            $ 3,415
          State and local               710                350
                                    -------            -------
                                      6,860              3,765
        Deferred                       (900)              (315)
                                    -------            -------
        Total                       $ 5,960            $ 3,450
                                    =======            =======

The following summary reconciles taxes at the federal statutory tax rates with the actual taxes and effective rates (in thousands):

                          Year ended                     Year ended
                    ---------------------          ---------------------
                       January 30, 1999               January 31, 1998
                    ---------------------          ---------------------
                     Amount     Percent             Amount     Percent
                    ---------  ----------          ---------  ----------
Income taxes at
  statutory rate     $5,409       35.0%             $3,091        35.0%

State and local
  taxes net of
  federal income
  tax benefit           461        3.0                 228         2.6

Other - net              90        0.6                 131         1.5
                     ------       ----              ------        ----
                     $5,960       38.6%             $3,450        39.1%
                     ======       ====              ======        ====


Deferred tax assets totaling $475,000 consist primarily of temporary differences related to certain accruals, state taxes and reserves. Deferred tax liabilities totaling $525,000 consist primarily of temporary differences related to property and equipment, and LIFO inventories.

Note 8
INCOME PER COMMON SHARE

In compliance with the Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share", the Company computes basic income per common share based on the weighted average number of all common shares outstanding during each year (2,345,000 in 1998 and 2,403,000 in 1997), after giving effect to dividend requirements of the 6% cumulative preferred stock. Diluted income per share also includes the effect of potential common shares (dilutive stock options) outstanding during the period. In 1998 and 1997, all options were included in the computation of fully diluted income per share.

Note 8
INCOME PER COMMON SHARE continued . . .


                                                   Year ended
                                                 (in thousands)
                                     ----------------------------------
                                      January 30,           January 31,
                                         1999                   1998
                                     ------------          ------------

Net income                             $ 9,493              $ 5,382
  Less:  dividends
  on preferred shares                     (606)                (567)
                                       -------              -------

Net income available
  to common shareholders                 8,887                4,815

Average common
  shares outstanding                     2,345                2,403

Income per share-basic                 $  3.79              $  2.00

Average common
  and common equivalent
  shares outstanding                     2,459                2,539

Income per share - diluted             $  3.61              $  1.90


Note 9
EMPLOYEE BENEFIT PLANS

The Company maintains an employee stock ownership plan (ESOP) covering substantially all team members. Funding is provided by Company contributions in cash or Company stock, in amounts determined by the Board of Directors. The plan expense was $650,000 for both of the years ended January 30, 1999 and January 31, 1998. The 1997 contribution was funded entirely with cash. It is the Company's intention to fund the contribution for 1998 also in cash. Upon an occurrence of a distributable event as defined in the ESOP plan document, the Company could be obligated to purchase shares of stock from the ESOP.

In 1995, the ESOP plan was amended whereby the Company's preferred stock was issued and substituted for existing common stock of those individuals in the plan who are classified as former active participants. This stock will pay an annual dividend of 6%. In addition, certain rules regarding distributions were amended.

The Company also maintains a 401K plan covering substantially all team members. The Company matches team member contributions based on a discretionary formula. Plan expense for the years ended January 30, 1999 and January 31, 1998 was $645,000 and $573,000, respectively.

Note 10
INFORMATION ON INVENTORIES AND INCOME

If the Company had used the first-in, first-out (FIFO) method of inventory accounting, inventories would have been approximately $12,200,000 and $12,600,000 higher at January 30, 1999 and January 31, 1998, respectively, than reported in these financial statements. Net income for the years then ended would have been approximately $9,200,000 and $5,300,000, respectively.

Note 11
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                 Year ended
                                               (in thousands)
                                        ---------------------------
                                        January 30,     January 31,
                                           1999            1998
                                        -----------     -----------
Cash paid during the year for:
     Interest                             $5,047          $4,624
     Income taxes                         $5,054          $3,138


Note 12
TRANSACTIONS WITH RELATED PARTIES

The Company leases certain facilities from an entity controlled by certain officers of the Company. All leases are at fair market value and have basic terms of 5 to 12 years with options to renew. Rent expense under those leases totaled approximately $979,000 in fiscal 1998 and $956,000 in fiscal 1997.

Note 13
QUARTERLY FINANCIAL INFORMATION (Unaudited)

The following is a summary of the unaudited quarterly results of operations for the fiscal years ended January 30, 1999 and January 31, 1998 (in thousands, except share data):

Fiscal Year Ended January 30, 1999

                   First             Second           Third           Fourth            Total
                  Quarter            Quarter         Quarter          Quarter           Year
                 ----------        ----------       ---------       ----------        ---------
Net Sales        $ 122,870         $ 147,358        $ 115,921        $ 139,135        $ 525,284
Gross Profit        32,243            41,672           35,117           42,590          151,622
Net Income          (1,300)            4,788              555            5,450            9,493
Net Income per
  share-basic    $    (.55)        $    2.04        $     .24        $    2.06        $    3.79


Fiscal Year Ended January 31, 1998

                   First             Second           Third           Fourth            Total
                  Quarter            Quarter         Quarter          Quarter           Year
                 ----------        ----------       ---------       ----------        ---------
Net Sales        $ 103,471         $ 135,132        $ 111,787        $ 120,552        $ 470,942
Gross Profit        28,437            38,619           33,282           35,111          135,449
Net Income          (1,769)            3,762            1,354            2,035            5,382
Net Income per
  share-basic    $    (.74)        $    1.57        $     .56        $     .61        $    2.00

                                                       F-11

Independent Auditors' Report

To the Board of Directors and Shareholders of Quality Stores, Inc.

We have audited the accompanying consolidated balance sheets of Quality Stores, Inc. as of January 30, 1999 and January 31, 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of January 30, 1999, and January 31, 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Chicago, Illinois
March 1, 1999

                                     CONSOLIDATED BALANCE SHEETS
                    Quality Stores, Inc., and Subsidiaries. Amounts in thousands.

ASSETS
-------------------------------------------------------------
                                                                 January 31,        February 1,
                                                                    1998               1997
                                                                ------------        -----------
Current Assets
Cash .........................................................   $    791             $    780
Accounts receivable (net of reserves of $400 in 1997 and 1996)      3,085                3,012
Inventories ..................................................     81,284               75,431
Prepaid expenses .............................................      1,636                1,645
Deferred income taxes ........................................        180                  170
                                                                 --------             --------
TOTAL CURRENT ASSETS .........................................     86,976               81,038

Property and Equipment
Land .........................................................      2,444                2,610
Buildings and improvements ...................................     43,747               43,146
Furniture, fixtures and equipment ............................     53,535               53,282
                                                                 --------             --------
                                                                   99,726               99,038
Less accumulated depreciation ................................     48,226               45,642
                                                                 --------             --------
NET PROPERTY AND EQUIPMENT ...................................     51,500               53,396

Other Assets
Notes receivable .............................................        501                  250
Unamortized financing costs ..................................        246                  235
                                                                 --------             --------
TOTAL OTHER ASSETS ...........................................        747                  485
                                                                 --------             --------
                                                                 $139,223             $134,919
                                                                 ========             ========
LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------------------------
                                                                 January 31,        February 1,
                                                                    1998               1997
                                                                ------------        -----------
Current Liabilities
Notes payable to banks .......................................   $  7,440             $  1,820
Accounts payable .............................................     32,074               39,292
Dividends payable ............................................        567                  578
Accrued expenses .............................................     12,288               11,066
Current maturities of long-term debt .........................      5,380                1,350
                                                                 --------             --------
TOTAL CURRENT LIABILITIES ....................................     57,749               54,106

LONG-TERM DEBT, less current maturities ......................     43,857               44,966

Deferred Credits
Deferred income taxes ........................................      1,130                1,435
Deferred other ...............................................        267                  709
                                                                 --------             --------
TOTAL DEFERRED CREDITS .......................................      1,397                2,144

Stockholders' Equity .........................................     36,220               33,703
                                                                 --------             --------
                                                                 $139,223             $134,919
                                                                 ========             ========

See accompanying notes to consolidated financial statements.

                        CONSOLIDATED STATEMENTS OF INCOME
Quality Stores, Inc., and Subsidiaries. Amounts in thousands, except share data.


                                                     Year ended
                                          ----------------------------------
                                           January 31,           February 1,
                                              1998                  1997
                                          ------------        --------------

Net Sales ..............................   $ 470,942              $ 451,365

Cost of Goods Sold .....................     335,493                319,673
                                           ---------              ---------
  Gross profit .........................     135,449                131,692

Operating Expenses .....................     122,686                116,838
                                           ---------              ---------
  Operating income .....................      12,763                 14,854

Other (Income) Expense
  Interest, net ........................       4,547                  4,393
  Other ................................        (616)                  (199)
                                           ---------              ---------
                                               3,931                  4,194
                                           ---------              ---------

Income Before Taxes on Income ..........       8,832                 10,660

Taxes on Income ........................       3,450                  3,904
                                           ---------              ---------

Net Income .............................   $   5,382              $   6,756
                                           =========              =========

Income Per Share of Common Stock-Basic..   $    2.00              $    2.54
                                           =========              =========

Income Per Share of Common Stock-Diluted   $    1.90              $    2.41
                                           =========              =========

See accompanying notes to consolidated financial statements.


                             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
            Quality Stores, Inc., and Subsidiaries. Amounts in thousands, except share data.

                                 6%
                             Cumulative    Voting     Non-Voting    Additional
                              preferred    common       common     contributed     Retained
                               stock       stock        stock        capital       earnings     Total
                             ----------  ---------    ----------   -----------    ---------   --------
BALANCE,
February 3, 1996             $  8,951    $    316      $  2,147    $   --         $ 17,352    $ 28,766

Net income for the year          --          --            --          --            6,756       6,756

Redemption of common stock
  28,914 non-voting shares       --          --             (29)        (54)        (1,030)     (1,113)
  4,815 voting shares            --            (5)         --          --             (181)       (186)

Sale of common stock
  3,598 non-voting shares        --          --               4          54           --            58

Exchange of stock                 687        --             (18)       --             (669)       --

Preferred stock dividends
  $6.00 per share                --          --            --          --             (578)       (578)
                             --------    --------      --------    --------       --------    --------

BALANCE,
February 1, 1997             $  9,638    $    311      $  2,104    $   --         $ 21,650    $ 33,703

Net income for the year          --          --            --          --            5,382       5,382

Redemption of common
and preferred stock
  49,861 non-voting shares       (804)       --             (44)       (259)        (1,458)     (2,565)

Sale of common stock
  8,224 non-voting shares        --          --               8         259           --           267

Exchange of stock                 622        --             (16)       --             (606)       --

Preferred stock dividends
  $6.00 per share                --          --            --          --             (567)       (567)
                             --------    --------      --------    --------       --------    --------

BALANCE,
January 31, 1998             $  9,456    $    311      $  2,052    $   --         $ 24,401    $ 36,220
                             ========    ========      ========    ========       ========    ========

See accompanying notes to consolidated financial statements.

                                CONSOLIDATED STATEMENTS OF CASH FLOW
                    Quality Stores, Inc., and Subsidiaries. Amounts in thousands.

                                                                      Year ended
                                                           -----------------------------------
                                                            January 31,            February 1,
                                                               1998                   1997
                                                           -------------          ------------
Cash Flows from Operating Activities
Net income ..............................................   $  5,382              $  6,756
Adjustments to reconcile net income to net
  cash provided by operating activities
    Depreciation and amortization .......................      8,560                 8,248
    Gain on disposal of property and equipment ..........       (616)                 (200)
    Change in allowance for bad debts ...................       --                     120
    Change in deferred other ............................       (442)                 (449)
    Deferred income taxes ...............................       (315)                 (490)
    Changes in operating assets and liabilities
      Accounts receivable .................................      (73)                  318
      Inventories .........................................   (5,853)              (12,512)
      Prepaid expenses ....................................        9                   279
      Accounts payable ....................................   (7,218)                7,091
      Accrued expenses ....................................    1,222                 2,899
                                                            --------              --------
         Total adjustments ..............................     (4,726)                5,304
                                                            --------              --------

     Net cash provided by operating activities ..........        656                12,060

Cash Flows from Investing Activities
  Additions to property and equipment ...................     (7,283)               (8,105)
  Proceeds from disposal of property and equipment ......      1,291                   833
  Reduction in notes receivable and other assets ........        131                 3,227
  Increase in notes receivable and other assets .........       (381)               (2,352)
                                                            --------              --------

      Net cash used in investing activities .............     (6,242)               (6,397)

Cash Flows from Financing Activities
  Change in notes payable to banks ......................      5,620                  (940)
  Long-term debt financing ..............................      9,500                 5,000
  Financing costs .......................................        (68)                  (16)
  Reduction of long-term debt ...........................     (6,579)               (8,478)
  Issuance of common stock ..............................        267                    58
  Redemption of common stock ............................     (2,565)               (1,299)
  Dividends on preferred stock ..........................       (578)                 (537)
                                                            --------              --------

      Net cash provided by (used in) financing activities      5,597                (6,212)
                                                            --------              --------

Net Increase (Decrease) In Cash .........................         11                  (549)

Cash, at beginning of year ..............................        780                 1,329
                                                            --------              --------

Cash, at end of year ....................................   $    791              $    780
                                                            ========              ========

See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     Quality Stores, Inc., and Subsidiaries

Note 1
SUMMARY OF ACCOUNTING POLICIES

Quality Stores Inc., (the "Company") operates a chain of specialty retail stores in the Midwest under the names Quality Farm & Fleet and County Post.

Fiscal Year
The Company's fiscal year ends on the Saturday closest to January 31. Fiscal year 1997 ended January 31, 1998 and fiscal year 1996 ended February 1, 1997. Fiscal 1997 and 1996 were comprised of 52 weeks.

Principles of Consolidation
The consolidated  financial  statements  include the accounts of the Company and
its  wholly-owned  subsidiaries.   All  significant  intercompany  accounts  and
transactions have been eliminated.

Inventories
Inventories are stated at the lower of cost or market,  on a last-in,  first-out
(LIFO) basis.

Property, Equipment, and Depreciation
Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets, principally by the straight-line method for financial reporting purposes and by accelerated methods for tax purposes.

Taxes on Income
Deferred income taxes are recorded for temporary differences between the financial reporting basis and the tax basis of the company's assets and liabilities, and result principally from book and tax basis of property and equipment, accrued liabilities, and differences in inventory valuation.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Amortization of Unamortized Financing Costs
Financing costs are being amortized on a straight line basis over the life of the debt instrument.

Store Pre-Opening Costs
Non-capital expenditures associated with opening new retail stores are charged to operations as incurred.

Reclassifications
Certain reclassifications have been made to the 1996 financial statements to conform to the classifications used in 1997.

Note 2
NOTES PAYABLE TO BANKS

Notes payable to banks are current amounts borrowed under line of credit arrangements totaling $35,000,000, as fully described in Note 3. The effective interest rate, at the banks' prime rate, was 8.5% at January 31, 1998.

Note 3
LONG TERM DEBT

Long-term debt consists of the following (in thousands):

                                               January 31,         February 1,
                                                  1998                1997
                                              ------------        ------------
         Senior notes                           $30,000             $30,000
         7.35% mortgage note to bank                912                 970
         Industrial revenue bonds                  --                   350
         Bank term notes                          8,045               4,610
         Revolving bank loans                    10,000              10,000
         Other notes payable                        280                 386
                                                -------             -------
                                                 49,237              46,316
         Less current maturities                  5,380               1,350
                                                -------             -------
                                                $43,857             $44,966
                                                =======             =======

The Senior notes are unsecured notes to insurance companies due in annual installments of $4,200,000 beginning in January 1993, with a final payment of $4,800,000 in 2005. Interest at 8.80% is payable semi-annually.

The mortgage note to bank is payable in monthly installments of $10,633, including interest, over the term of the note and matures in 2003.

Industrial revenue bonds consist of one obligation, payable in quarterly installments of $29,167, plus interest at 90.4% of the bank's prime rate. These bonds were paid off during fiscal 1997.

Bank term notes consist of three obligations. One is payable in quarterly installments at $114,500 through 2004, plus interest at 8.15%. The second obligation is payable in quarterly installments of $165,631, including interest at 6.63%, through 1998. The third is payable in monthly installments of $35,435, including interest of 7.2%, through 2002.

The mortgage, industrial revenue bonds and bank term notes are collateralized by certain of the Company's land, buildings and equipment. Also, certain obligations are subject to terms of loan agreements, covenants of which provide for maintenance of certain financial ratios. As of January 31, 1998, the Company was in violation of the fixed charge coverage covenant, for which waivers have been received.

Revolving bank loans consist of three obligations. One is under an agreement which provides for borrowing up to $15,000,000 through May 31, 2000. One obligation is under an agreement which provides for borrowing up to $10,000,000 through January 31, 2000. The other obligation is under an agreement which provides for borrowing up to $10,000,000 through June 1, 2000. Interest on all three obligations is payable at the bank's prime rate or LIBOR options. The effective rate for these obligations was 6.5447% - 6.5938% at January 31, 1998. Of the total $35,000,000 available, $17,560,000 was unused at January 31, 1998.

The other notes payable are due in varying installments through 2000.

The carrying amount of long-term debt approximates fair value.

Annual  maturities  of long-term  debt for the years ending in 1999 through 2003
are  expected  to  be  $5,380,000,  $4,950,000,   $14,860,000,   $4,860,000  and
$8,830,000, respectively.

Note 4
LEASE OBLIGATIONS

The Company leases certain of its business facilities under operating leases. At January 31, 1998, the Company has minimum lease commitments outstanding as follows (in thousands):

          Fiscal year ending
          1999                                      $  8,532
          2000                                         7,007
          2001                                         5,586
          2002                                         3,743
          2003                                         2,520
          2004 and thereafter                          5,634
                                                   ---------

          Total minimum lease payments              $ 33,022
                                                   =========

Rental expense on operating leases amounted to $9,604,000 and $9,092,000 for the years ended January 31, 1998 and February 1, 1997, respectively.

A significant portion of the operating leases have renewal options.

Note 5
STOCKHOLDERS' EQUITY

Stockholders' equity consists of the following (in thousands):

                                             January 31,        February 1,
                                                1998               1997
                                            -----------         -----------
  Contributed capital
     6% cumulative preferred stock,
         $100 par - shares authorized
         117,961; issued 94,566 and
         96,382                               $ 9,456             $ 9,638

     Voting common stock,  $1 par -
         shares authorized 775,000;
         issued 310,897 and 310,897               311                 311

     Non-voting common stock, $1 par -
         shares authorized 3,000,000;
         issued 2,052,219 and 2,103,571         2,052               2,104
                                            ---------           ---------
                                               11,819              12,053

  Retained earnings                            24,401              21,650
                                            ---------           ---------
                                              $36,220             $33,703
                                            =========           =========

Note 6
STOCK OPTION PLAN

The Company has an Executive Incentive Stock Option Plan and a Non-Qualified Stock Option Plan. The Executive Incentive Stock Option Plan provides that options may be granted to designated key management team members. The Non-Qualified Stock Option Plan provides that options may be granted to non-employee Directors. These plans allow the participants to purchase shares of the Company's non-voting common stock at a price equal to the fair market value

Note 6
STOCK OPTION PLAN continued . . .

of such stock on the date of the grant of the option, The options are exercisable two years after the date of the option and expire from five to ten years from the option date. A summary of changes in stock options follows (in thousands of shares):

                                   Number of     Option Price   Weighted Average
                                     Shares       Per Share       Exercise Price
                                   ---------    ---------------  ---------------
Outstanding at February 3, 1996       268       $ 4.63 - $47.85       $ 19.09
  Granted                            ----
  Exercised                            (3)        4.63 -  31.00         15.93
  Expired                            ----
  Cancelled                            (2)       16.00 -  43.50         34.72
                                     ----

Outstanding at February 1, 1997       263        16.00 -  47.85         19.03
  Granted                              22        40.00 -  44.00         40.18
  Exercised                            (3)       16.00 -  31.00         22.23
  Expired                            ----
  Cancelled                            (4)       16.00 -  43.50         35.20
                                     ----

Outstanding at January 31, 1998       278        16.00 -  47.85         20.50
                                     ====

Exercisable at January 31, 1998       256       $16.00 - $47.85       $ 18.86
                                     ====

As of January 31, 1998, stock options outstanding had a weighted average remaining contractual life of 4.1 years.

Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", which became effective January 1, 1996, establishes a fair value method of accounting for stock options. However, SFAS No. 123 allows companies to continue to account for stock options granted to employees under the intrinsic value method in accordance with APB Opinion 25, provided pro forma net income and earning per share disclosures are made as if the provisions of SFAS No. 123 were adopted. The Company has elected to continue to account for its stock options granted to employees in accordance with APB Opinion 25 and therefore, has not recorded compensation expense upon granting of stock options. The effect of applying SFAS No. 123's fair value method to the Company's stock options granted to employees results in net income and earnings per share that are not materially different from the amounts reported for both 1997 and 1996.

Note 7
TAXES ON INCOME

Provisions for federal and state income taxes in the consolidated statements of income consist of the following components (in thousands):

                                          Year ended
                               ---------------------------------
                                January 31,          February 1,
                                   1998                 1997
                               ------------          -----------
         Current
           Federal              $ 3,415               $ 3,840
           State and local          350                   554
                                -------               -------
                                  3,765                 4,394
         Deferred                  (315)                 (490)
                                -------               -------
         Total                  $ 3,450               $ 3,904
                                =======               =======

Note 7
TAXES ON INCOME continued . . .

The following summary reconciles taxes at the federal statutory tax rates with the actual taxes and effective rates (in thousands):

                                Year ended            Year ended
                          --------------------    ------------------
                             January 31, 1998      February 1, 1997
                          --------------------    ------------------
                          Amount     Percent      Amount     Percent
                          ------     -------      ------     -------
Income taxes at
  statutory rate          $3,091      35.0%       $3,624      34.0%

State and local
  taxes net of
  federal income
  tax benefit                228       2.6           366       3.4

Other - net                  131       1.5           (86)     (0.8)
                          ------     --------     ------     -----
                          $3,450      39.1%       $3,904      36.6%
                          ======     ========     ======     =====


Deferred tax assets totaling $180,000 consist primarily of temporary differences related to certain accruals, state taxes and reserves. Deferred tax liabilities totaling $1,130,000 consist primarily of temporary differences related to property and equipment, and LIFO inventories.

Note 8
INCOME PER COMMON SHARE

In compliance with the Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share", the Company computes basic income per common share based on the weighted average number of all common shares outstanding during each year (2,403,000 in 1997 and 2,430,000 in 1996), after giving effect to dividend requirements of the 6% cumulative preferred stock. Diluted income per share also includes the effect of potential common shares (dilutive stock options) outstanding during the period. In 1997 and 1996, all options were included in the computation of fully diluted income per share.

Note 8
INCOME PER COMMON SHARE continued . . .

                                                       Year ended
                                                     (in thousands)
                                           ---------------------------------
                                            January 31,          February 1,
                                               1998                  1997
                                           ------------          -----------
Net income                                  $ 5,382                $ 6,756
     Less:  dividends on preferred shares      (567)                  (578)
                                            -------                -------

Net income available to common
     shareholders                             4,815                  6,178

     Average common shares outstanding        2,403                  2,430

     Income per share-basic                 $  2.00                $  2.54

Average common and common
     equivalent shares outstanding            2,539                  2,564

     Income per share - diluted             $  1.90                $  2.41


Note 9
EMPLOYEE BENEFIT PLANS

The Company maintains an employee stock ownership plan (ESOP) covering substantially all team members. Funding is provided by Company contributions in cash or Company stock, in amounts determined by the Board of Directors. The plan expense was $650,000 and $700,000 for the years ended January 31, 1998 and February 1, 1997, respectively. The 1996 contribution was funded entirely with cash. It is the Company's intention to fund the contribution for 1997 also in cash. Upon an occurrence of a distributable event as defined in the ESOP plan document, the Company could be obligated to purchase shares of stock from the ESOP.

In 1995, the ESOP plan was amended whereby the Company's preferred stock was issued and substituted for existing common stock of those individuals in the plan who are classified as former active participants. This stock will pay an annual dividend of 6%. In addition, certain rules regarding distributions were amended.

The Company also maintains a 401K plan covering substantially all team members. The Company matches team member contributions based on a discretionary formula. Plan expense for the years ended January 31, 1998 and February 1, 1997 was $573,000 and $632,000, respectively.

Note 10
INFORMATION ON INVENTORIES AND INCOME

If the Company had used the first-in, first-out (FIFO) method of inventory accounting, inventories would have been approximately $12,600,000 and $12,800,000 higher at January 31, 1998 and February 1, 1997, respectively, than reported in these financial statements. Net income for the years then ended would have been approximately $5,300,000 and $6,900,000, respectively.

Note 11
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                             Year ended
                                           (in thousands)
                                     ---------------------------
                                     January 31,     February 1,
                                        1998            1997
                                     -----------     -----------
Cash paid during the year for:
     Interest                         $4,624           $4,409
     Income taxes                     $3,138           $2,844



Note 12
TRANSACTIONS WITH RELATED PARTIES

The Company leases certain facilities from an entity controlled by certain officers of the Company. All leases are at fair market value and have basic terms of 5 years with options to renew for 3 successive 5 year terms. Rent expense under those leases totaled approximately $956,000 in fiscal 1997 and $889,000 in fiscal 1996.

Note 13
QUARTERLY FINANCIAL INFORMATION (Unaudited)

The following is a summary of the unaudited quarterly results of operations for the fiscal years ended January 31, 1998 and February 1, 1997 (in thousands, except share data):

Fiscal Year Ended January 31, 1998

                       First       Second      Third       Fourth      Total
                     Quarter      Quarter     Quarter     Quarter      Year
                    ----------   ---------   ---------   ---------   ---------

Net Sales           $ 103,471    $ 135,132   $ 111,787   $ 120,552   $ 470,942
Gross Profit           28,437       38,619      33,282      35,111     135,449
Net Income             (1,769)       3,762       1,354       2,035       5,382
Net Income
  per share-basic   $    (.74)   $    1.57   $     .56   $     .61   $    2.00


Fiscal Year Ended February 1, 1997

                       First       Second      Third       Fourth      Total
                     Quarter      Quarter     Quarter     Quarter      Year
                    ----------   ---------   ---------   ---------   ---------

Net Sales           $  95,055    $ 128,902   $ 110,222   $ 117,186   $ 451,365
Gross Profit           26,753       37,635      31,887      35,417     131,692
Net Income             (2,168)       4,763       1,253       2,908       6,756
Net Income
  per share-basic   $    (.89)   $    1.96   $     .52   $     .96   $    2.54

Independent Auditors' Report

To the Board of Directors and Shareholders of Quality Stores, Inc.

We have audited the accompanying consolidated balance sheet of Quality Stores, Inc. as of January 31, 1998 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company for the year ended February 1, 1997 were audited by other auditors whose report, dated February 28, 1997, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the fiscal 1997 consolidated financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
March 5, 1998

Independent Auditors' Report

To the Board of Directors of
Quality Stores, Inc.

We have audited the consolidated balance sheet of Quality Stores, Inc. (a Delaware Corporation) and Subsidiaries as of February 1, 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quality Stores, Inc. and Subsidiaries as of February 1, 1997, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


BDO Seidman, LLP
February 28, 1997
                                      F-25

                      CENTRAL TRACTOR FARM & COUNTRY, INC.
              Pro Forma Condensed Consolidated Financial Statements






The following unaudited Pro Forma Condensed Consolidated Financial Statements are based on the historical consolidated financial information of Central Tractor Farm & Country, Inc. ("Central Tractor"), adjusted to give effect to: i) the acquisition of Quality Stores, Inc. ("Quality") by merger into Central Tractor; and ii) the debt financing in connection with the acquisition of
Quality. The Pro Forma Consolidated Balance Sheet gives effect to the acquisition and related financing as though the transactions had occurred on May 1, 1999 (Central Tractor's most recent balance sheet date). The Pro Forma Condensed Consolidated Statements of Income give effect to the acquisition and related financing as though the transactions had occurred as of November 2, 1997.

The pro forma adjustments are based upon available data and certain assumptions that Central Tractor management believes are reasonable. The unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of Central Tractor's financial position or results of operations that might have occurred had the aforementioned transactions been completed as of the dates indicated above and do not purport to represent what Central Tractor's consolidated financial position or results of operations might be for any future period or date. The unaudited Pro Forma Condensed Consolidated Financial
Statements should be read in conjunction with the historical financial statements of Central Tractor and Quality.

The merger of Quality into Central Tractor will be accounted for using the purchase method of accounting. The total purchase price will be allocated to the tangible and intangible assets and the liabilities of Quality based upon their fair values. The allocation of the aggregate purchase price included in the unaudited Pro Forma Condensed Consolidated Financial Statements is preliminary. However, Central Tractor management does not expect that the final allocation of the purchase price will materially alter the pro forma financial position and results of operations appearing in the following pages.

                                     CENTRAL TRACTOR FARM & COUNTRY, INC.
                           Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                           (in thousands of dollars)

                                          Historical         Historical                             Pro Forma
                                        Central Tractor       Quality           Pro Forma       Central Tractor
                                          May 1, 1999        May 1, 1999        Adjustments        May 1, 1999
                                        -----------------------------------------------------------------------
Assets
Current assets:
   Cash and cash equivalents                 $  10,930       $    4,527          $   --            $  15,457
   Trade accounts receivable                     5,820            5,040              --               10,860
   Inventories                                 269,902          119,940            12,354 (1)        402,196
   Other current assets                          7,718            4,370              --               12,088
                                        ----------------------------------------------------------------------
Total current assets                           294,370          133,877            12,354            440,601

Property, improvements and
   equipment, net                               48,358           52,823             3,300 (2)        104,481
Goodwill, net                                  133,241             --             156,157 (3)        289,398
Deferred financing costs, net                    6,543              188             4,812 (4)         11,543
Other assets                                     1,970              412              --                2,382
                                        ----------------------------------------------------------------------
Total assets                                  $484,482         $187,300          $176,623           $848,405
                                        ======================================================================

Liabilities and stockholders' equity
Current liabilities:
   Notes payable to banks                    $  73,675       $    3,081         $  (6,879)(5)      $  69,877
   Accounts payable and accrued
     expenses                                  120,450           95,689             3,806 (7)        219,945
   Current portion of long-term debt
     and capital lease obligations               3,250            5,000            (1,800)(6)          6,450
                                        ----------------------------------------------------------------------
Total current liabilities                      197,375          103,770            (4,873)           296,272

Long-term debt and capital lease
   obligations, less current portion           148,809           38,692           132,608 (6)        320,109
Other noncurrent liabilities                     6,058              642             1,320 (7)          8,020
                                        ----------------------------------------------------------------------
Total liabilities                              352,242          143,104           129,055            624,401

Stockholders' equity                           132,240           44,196            47,568 (8)        224,004
                                        ----------------------------------------------------------------------
Total liabilities and stockholders'
   equity                                     $484,482         $187,300          $176,623           $848,405
                                        ======================================================================

See accompanying notes.

                      CENTRAL TRACTOR FARM & COUNTRY, INC.
                     Notes to Unaudited Pro Forma Condensed
                           Consolidated Balance Sheet

                            (in thousands of dollars)


Pro forma adjustments include adjustments necessary to complete the acquisition. Sources and uses of cash in connection with the transactions are as follows:

   Cash sources:
     Bank term-loan financing of $174,500, less reduction of bank
       revolving facility of $3,798                                    $170,702
                                                                       --------
   Total cash sources                                                  $170,702
                                                                       ========

   Cash uses:
     Aggregate consideration to acquire Quality capital stock          $111,529
     Repayment of existing notes payable to bank and long-term
       debt of Quality, including prepayment premium of $2,650           49,423
     Transaction fees and expenses                                        9,750
                                                                       --------
   Total cash uses                                                     $170,702
                                                                       ========

A description of the pro forma adjustments is as follows:

(1) To increase certain inventories to estimated fair value, representing estimated selling price less a reasonable profit margin.

(2) To increase acquired property, plant and equipment assets to estimated fair value.

(3) To increase goodwill for the excess of cost of acquisition over the allocated fair value of the underlying tangible net assets as follows:

       Estimated purchase price of Quality representing cash of
         $111,529 and fair value of common stock issued in merger
         of $91,764, and transaction fees and expenses of $4,750       $208,043
       Fair value of underlying tangible net assets acquired             51,886
                                                                       --------

       Excess of cost of acquisition over the allocated fair value
         of the underlying tangible net assets                         $156,157
                                                                       ========

(4) The adjustments to deferred financing costs consist of:

       Fees and expenses relating to financing arrangements in
         connection with the acquisition                               $  5,000
       Eliminate unamortized deferred financing costs relating to
         Quality debt to be repaid                                         (188)
                                                                       --------
       Pro forma adjustment to deferred financing costs                $  4,812
                                                                       ========

                      CENTRAL TRACTOR FARM & COUNTRY, INC.
                     Notes to Unaudited Pro Forma Condensed
                     Consolidated Balance Sheet (continued)

                             (in thousands dollars)




(5) The adjustments to notes payable to banks consist of:

       Reduction of Central Tractor note payable to bank from
         proceeds of bank term-loan financing                        $   (3,798)
       Repayment of Quality notes payable to banks                       (3,081)
                                                                     ----------
       Pro forma adjustment to notes payable to banks                $   (6,879)
                                                                     ==========

(6) The adjustments to long-term debt consist of:

       Proceeds from new bank term loan financing                    $  174,500
       Repayment of existing Quality long-term debt                     (43,692)
                                                                     ----------
       Pro forma adjustments to long-term debt, including
         current portion                                               $130,808

       Less current portion adjustment                                   (1,800)
                                                                     ----------
       Long-term portion adjustment                                    $132,608
                                                                     ==========

(7) The adjustment represents deferred tax liabilities provided for basis differences of acquired net assets.

(8) The adjustment represents the net change to stockholders' equity as a result of the acquisition:

       Fair value of common stock issued to Quality shareholders
         in the acquisition                                           $  91,764
       To eliminate historical Quality stockholders' equity             (44,196)
                                                                      ---------
       Net pro forma adjustment                                       $  47,568
                                                                      =========

                                               CENTRAL TRACTOR FARM & COUNTRY, INC.
                                                 Pro Forma Condensed Consolidated
                                                  Statement of Income (Unaudited)

                                                     (in thousands of dollars)


                                                                                                                Pro Forma
                                      Historical Central        Historical Quality                            Central Tractor
                                        Tractor for the           for the twelve                                 for the
                                          year ended               months ended            Pro Forma            year ended
                                       October 31, 1998          October 31, 1998         Adjustments        October 31, 1998
                                      ---------------------------------------------------------------------------------------

Net sales                                $587,195                    $506,701           $   --                  $1,093,896
Cost of goods sold                        410,179                     362,559             14,500  (1)              787,921
                                                                                             583  (2)
                                                                                             100  (3)
                                      ---------------------------------------------------------------------------------------
Gross profit                              177,016                     144,142            (15,183)                  305,975

Selling, general and administrative
   expenses                               134,623                     129,335            (14,500) (1)              248,808
                                                                                            (650) (2)
Amortization of intangibles                 3,552                        --                3,904  (4)                7,456
                                      ---------------------------------------------------------------------------------------
Operating income                           38,841                      14,807             (3,937)                   49,711

Interest expense                           20,466                       4,679             11,795  (5)               36,940
                                     ----------------------------------------------------------------------------------------
Income before income taxes                 18,375                      10,128            (15,732)                   12,771

Income tax expense (benefit)                8,400                       4,051             (4,731) (6)                7,720
                                     ---------------------------------------------------------------------------------------
Net income                               $  9,975                    $  6,077           $(11,001)               $    5,051
                                     =======================================================================================

Ratio of earnings to fixed charges            1.8x                                                                     1.3x
                                     =============                                                              ============


See accompanying notes.

                      CENTRAL TRACTOR FARM & COUNTRY, INC.
                     Notes to Unaudited Pro Forma Condensed
                        Consolidated Statement of Income

                            (in thousands of dollars)




(1)   To  reclassify  Quality  distribution  costs to conform  to the  financial
      reporting   presentation   utilized  in  the  Central  Tractor   Financial
      Statements.

(2) To reduce operating expenses for certain costs for Quality included in the twelve months ended October 31, 1998 which will not continue as a result of the acquisition, and to conform certain accounting policies of Quality to those of Central Tractor. These changes include:

       ESOP contribution                                               $(650)
       Reserve for LIFO inventories                                      583
                                                                       -----
                                                                       $ (67)
                                                                       =====

(3) Represents the incremental depreciation expense as a result of the increased cost basis of property, improvements and equipment due to recording the net tangible assets of Quality at estimated fair value in purchase accounting.

(4) Represents the incremental amount of goodwill amortization (over a period of 40 years) as a result of the increase in goodwill attributable to the acquisition.

(5) Represents the incremental amount of interest expense related to the acquisition:

       Interest expense related to new debt:
         Senior bank loans in the amount of $170,702                 $14,680
         Amortization of deferred financing costs                        715
       Less interest expense and amortization of deferred
         financing costs relating to debt to be repaid                (3,600)
                                                                     -------
       Pro forma adjustment                                          $11,795
                                                                     =======

      Interest expense was calculated using an assumed average rate of 8.6% on the senior bank loans for all periods presented, which approximates the average rate which would have been in effect during the periods pursuant to the defined rates in the new debt facilities (and based on the historical underlying index rate during the periods).

      A 0.125% increase or decrease in the assumed interest rates for the additional borrowings related to the acquisition would change the pro forma interest expense by $213. Pro forma net income would change by $128.

(6) Represents the income tax effect of the pro forma adjustments computed using a statutory income tax rate of 40%. No tax benefit was provided related to the pro forma adjustment for the incremental amount of goodwill amortization since such goodwill will not be deductible for income tax purposes.

                                       CENTRAL TRACTOR FARM & COUNTRY, INC.
                                         Pro Forma Condensed Consolidated
                                          Statement of Income (Unaudited)

                                             (in thousands of dollars)


                                                                                                                 Pro Forma
                                      Historical Central        Historical Quality                            Central Tractor
                                        Tractor for the           for the six                               for the six months
                                       six months ended           months ended          Pro Forma                 ended
                                          May 1, 1999              May 1, 1998         Adjustments             May 1, 1998
                                      ---------------------------------------------------------------------------------------

Net sales                                $305,283                    $269,017           $  --                   $574,300
Cost of goods sold                        215,429                     188,988             7,389  (1)             413,062
                                                                                          1,206  (2)
                                                                                             50  (3)
                                      --------------------------------------------------------------------------------------
Gross profit                               89,854                      80,029            (8,645)                 161,238

Selling, general and administrative
   expenses                                72,087                      68,810            (7,389) (1)             133,290
                                                                                           (218) (2)
Amortization of intangibles                 1,957                        --               1,952  (4)               3,909
                                      --------------------------------------------------------------------------------------
Operating income                           15,810                      11,219            (2,990)                  24,039

Interest expense                           10,434                       1,956             5,897  (5)              18,287
                                      --------------------------------------------------------------------------------------
Income before income taxes                  5,376                       9,263            (8,887)                   5,752

Income tax expense (benefit)                2,893                       3,499            (2,774) (6)               3,618
                                     --------------------------------------------------------------------------------------
Net income                               $  2,483                    $  5,764           $(6,113)                $  2,134
                                     ======================================================================================

Ratio of earnings to fixed charges            1.4x                                                                   1.3x
                                     =============                                                              ===========


See accompanying notes.

                      CENTRAL TRACTOR FARM & COUNTRY, INC.
                     Notes to Unaudited Pro Forma Condensed
                        Consolidated Statement of Income

                            (in thousands of dollars)




(1)   To  reclassify  Quality  distribution  costs to conform  to the  financial
      reporting   presentation   utilized  in  the  Central  Tractor   Financial
      Statements.

(2) To reduce operating expenses for certain costs for Quality included in the six months ended May 1, 1999 which will not continue as a result of the acquisition, and to conform certain accounting policies of Quality to those of Central Tractor. These changes include:

       ESOP contribution                                               $  (218)
       Reserve for LIFO inventories                                      1,206
                                                                       -------
                                                                       $   988
                                                                       =======

(3) Represents the incremental depreciation expense as a result of the increased cost basis of property, improvements and equipment due to recording the net tangible assets of Quality at estimated fair value in purchase accounting.

(4) Represents the incremental amount of goodwill amortization (over a period of 40 years) as a result of the increase in goodwill attributable to the acquisition.

(5) Represents the incremental amount of interest expense related to the acquisition:

       Interest expense related to new debt:
         Senior bank loans in the amount of $170,702                    $7,340
         Amortization of deferred financing costs                          357
       Less interest expense and amortization of deferred
         financing costs relating to debt to be repaid                  (1,800)
                                                                      --------
       Pro forma adjustment                                             $5,897
                                                                      ========

      Interest expense was calculated using an assumed average rate of 8.6% on the senior bank loans for all periods presented, which approximates the average rate which would have been in effect during the periods pursuant to the defined rates in the new debt facilities (and based on the historical underlying index rate during the periods).

      A 0.125% increase or decrease in the assumed interest rates for the additional borrowings related to the acquisition would change the pro forma interest expense by $107. Pro forma net income would change by $64.

(6) Represents the income tax effect of the pro forma adjustments computed using a statutory income tax rate of 40%. No tax benefit was provided related to the pro forma adjustment for the incremental amount of goodwill amortization since such goodwill will not be deductible for income tax purposes.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     QUALITY STORES, INC.



                                     By: /s/ James F. Hurley
                                         James F. Hurley
                                         Senior Vice President of Finance
                                           and Chief Financial Officer
Date: July 21, 1999